EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 16, 2005, to this Registration Statement on Form SB-2 Pre-Effective Amendment No. 2 of Edgewater Foods International, Inc. for the registration of shares of its common stock.

/s/  LBB &Associates Ltd., LLP

LBB &Associates Ltd., LLP

(formerly, Lopez, Blevins, Bork and Associates, LLP)

Houston, Texas

October 6, 2006